Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

THIRD QUARTER 2010 RESULTS

Reports diluted FFO per share of $1.07                 Reports diluted EPS of $0.41

BOSTON, MA, October 26, 2010 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2010.

Funds from Operations (FFO) for the quarter ended September 30, 2010 were $150.8 million, or $1.08 per share basic and $1.07 per share diluted. This compares to FFO for the quarter ended September 30, 2009 of $158.5 million, or $1.14 per share basic and $1.13 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 139,594,881 and 141,653,831, respectively, for the quarter ended September 30, 2010 and 138,641,262 and 140,685,570, respectively, for the quarter ended September 30, 2009.

Net income available to common shareholders was $57.7 million for the quarter ended September 30, 2010, compared to $65.8 million for the quarter ended September 30, 2009. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2010 was $0.41 basic and $0.41 on a diluted basis. This compares to EPS for the third quarter of 2009 of $0.47 basic and $0.47 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2010. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2010, the Company’s portfolio consisted of 145 properties, comprised primarily of Class A office space, one hotel, two residential properties and three retail properties, aggregating approximately 38.2 million square feet, including five properties under construction totaling 2.0 million square feet. In addition, the Company has structured parking for vehicles containing approximately 12.8 million square feet. The overall percentage of leased space for the 139 properties in service as of September 30, 2010 was 93.4%.

Significant events during the third quarter included:

•

On July 1, 2010, the Company used available cash to repay the mortgage loans collateralized by its 202, 206 & 214 Carnegie Center properties located in Princeton, New Jersey totaling approximately $55.8 million. The mortgage loans bore interest at a fixed rate of 8.13% per annum and were scheduled to mature on October 1, 2010. There was no prepayment penalty.

•

On July 1, 2010, the Company acquired the mortgage loan collateralized by a land parcel located in Reston, Virginia for approximately $20.3 million. In connection with the acquisition of the loan, the Company entered into a forbearance agreement pursuant to which it obtained the fee interest in the land by deed in lieu of foreclosure.

•

On July 23, 2010, an unconsolidated joint venture in which the Company has a 60% interest modified its mortgage loan collateralized by 125 West 55th Street located in New York City. The mortgage loan totaling $207.0 million bears interest at a fixed rate of 6.09% per annum and was scheduled to mature on March 10, 2015. The modification extended the maturity date of the loan to March 10, 2020. All other terms of the mortgage loan remain unchanged.

•

On August 1, 2010, the Company modified the mortgage loan collateralized by its Reservoir Place property located in Waltham, Massachusetts. The mortgage loan totaling $50.0 million bore interest at a variable rate equal to LIBOR plus 3.85% per annum and matures on July 30, 2014. The modification reduced the interest rate to a variable rate equal to Eurodollar plus 2.20% per annum. All other terms of the mortgage loan remain unchanged.

•

On August 3, 2010, the maturity date under the Company’s Operating Partnership’s $1.0 billion unsecured revolving credit facility was extended to August 3, 2011. All other terms of the unsecured revolving credit facility remain unchanged.

•

On September 12, 2010, an unconsolidated joint venture in which the Company has a 50% interest exercised its right to extend the maturity date of its mortgage loan collateralized by Annapolis Junction located in Annapolis, Maryland. The mortgage loan totaling $42.7 million now matures on September 12, 2011 and bears interest at a variable rate equal to LIBOR plus 1.00% per annum. The mortgage loan includes an additional one-year extension option, subject to certain conditions. All other terms of the mortgage loan remain unchanged.

•

On September 14, 2010, the Company executed an approximately 523,000 square foot, 20-year lease with the Defense Intelligence Agency for the Company’s 12300 & 12310 Sunrise Valley Drive properties located in Reston, Virginia, which are currently 100% leased. The Company will redevelop the properties and expects to complete 12310 Sunrise Valley Drive during the first quarter of 2012 and 12300 Sunrise Valley Drive during the second quarter of 2013.

•

On September 20, 2010, an unconsolidated joint venture in which the Company has a 50% interest refinanced its mortgage loan collateralized by Market Square North located in Washington, DC. The previous mortgage loan totaling approximately $81.1 million bore interest at a fixed rate of 7.70% per annum and was scheduled to mature on December 19, 2010. The new mortgage loan totaling $130.0 million bears interest at a fixed rate of 4.85% per annum and matures on October 1, 2020. On October 22, 2010, the joint venture distributed to the partners excess loan proceeds totaling approximately $40.8 million, of which the Company’s share was approximately $20.4 million.

•

On September 24, 2010, the Company acquired fee title to 510 Madison Avenue in New York City for a purchase price of approximately $287.0 million. The Company also incurred approximately $1.5 million of closing costs that were expensed in the third quarter of 2010. Previously, on August 10, 2010, the Company had acquired the junior mezzanine loan that was secured by a pledge of a subordinate ownership interest in the property for a purchase price of approximately $22.5 million. 510 Madison Avenue is a newly-constructed, approximately 347,000 square foot Class A office tower located in the highly desirable Plaza District of midtown Manhattan. During October 2010, the Company partially placed the property in-service. The property is approximately 1% leased.

•

On September 27, 2010, the Company entered into an agreement to acquire Bay Colony Corporate Center in Waltham, Massachusetts for an aggregate purchase price of approximately $185.0 million. The purchase price consists of approximately $41.1 million of cash and the assumption of approximately $143.9 million of indebtedness. The debt being assumed is a securitized senior mortgage loan that bears interest at a fixed rate of 6.53% per annum and matures on June 11, 2012. The loan requires interest-only payments with a balloon payment due at maturity. The closing is scheduled to occur in the fourth quarter of 2010 and is subject to customary closing conditions and termination rights for transactions of this type. There can be no assurance that the acquisition will be completed on the terms or schedule currently contemplated, or at all. Bay Colony Corporate Center is an approximately 1,000,000 rentable square foot, four-building Class A office park situated on a 58-acre site in Waltham, Massachusetts. The Company projects this property’s 2011 Unleveraged FFO Return to be 4.2% and 2011 Unleveraged Cash Return to be 4.4%. The calculation of these returns and related disclosures are presented on the accompanying table entitled “Projected 2011 Returns on Operating Property Acquisitions.” There can be no assurance that actual returns will not differ materially from these projections.

Transactions completed subsequent to September 30, 2010:

•

On October 4, 2010, the Company entered into an agreement to acquire the John Hancock Tower and Garage in Boston, Massachusetts for an aggregate purchase price of approximately $930.0 million. The purchase price consists of approximately $289.5 million of cash and the assumption of approximately $640.5 million of indebtedness. The debt being assumed is a securitized senior mortgage loan that bears interest at a fixed rate of 5.68% per annum and matures on January 6, 2017. The Company posted a cash deposit of $50.0 million on October 4, 2010 to secure its obligations under the agreement, which amount will be credited to the Company at closing. The Company expects to incur approximately $2.0 million of acquisition-related costs. The closing is expected to occur in the fourth quarter of 2010 and is subject to customary closing conditions and termination rights for transactions of this type, as well as certain post-closing indemnification and construction completion obligations of the seller that are secured by a guarantee issued by affiliates of the seller. There can be no assurance that the acquisition will be completed on the terms or schedule currently contemplated, or at all. Under the agreement, the seller has agreed to (1) fund the cost of and complete certain capital projects and (2) fund the cost of certain tenant improvements, both of which are currently underway, totaling approximately $46 million. The John Hancock Tower is an iconic 62-story, approximately 1,700,000 rentable square foot office tower located in the heart of Boston’s Back Bay neighborhood. The garage is an eight-level, 2,013 space parking facility. The Company projects this property’s 2011 Unleveraged FFO Return to be 6.7% and 2011 Unleveraged Cash Return to be 4.3%. The calculation of these returns and related disclosures are presented on the accompanying table entitled “Projected 2011 Returns on Operating Property Acquisitions.” There can be no assurance that actual returns will not differ materially from these projections.

•

On October 20, 2010, the Company used available cash to repay the mortgage loan collateralized by its South of Market property located in Reston, Virginia totaling approximately $188.0 million. The mortgage loan bore interest at a variable rate equal to LIBOR plus 1.00% per annum and was scheduled to mature on November 21, 2010. There was no prepayment penalty.

•

On October 20, 2010, the Company used available cash to repay the mortgage loan collateralized by its Democracy Tower property located in Reston, Virginia totaling approximately $60.0 million. The mortgage loan bore interest at a variable rate equal to LIBOR plus 1.75% per annum and was scheduled to mature on December 19, 2010. There was no prepayment penalty.

•

On October 21, 2010, the Company’s Value-Added Fund conveyed the fee simple title to its One and Two Circle Star Way properties and paid $3.8 million to the lender in satisfaction of its outstanding obligations under the existing mortgage loan. The mortgage loan had an outstanding principal amount of $42.0 million, bore interest at a fixed rate of 6.57% per annum and was scheduled to mature on September 1, 2013. The Value-Added Fund had guaranteed the payment of (1) an aggregate of approximately $5.0 million of unfunded tenant improvement costs and leasing commissions and (2) one year of real estate taxes. The Company had an effective ownership interest of 25% in the One and Two Circle Star Way properties.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter 2010 and full year 2011 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Fourth Quarter 2010			Full Year 2011
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.34	-	$0.37	$0.95	-	$1.15
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.75	-	0.75	3.25	-	3.25
Less:
Projected Company Share of Gains on Sales of Real Estate	0.00	-	0.00	0.00	-	0.00

Projected FFO per Share (diluted)	$1.09	-	$1.12	$4.20	-	$4.40

Except as described below, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. In addition, the estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call on Wednesday, October 27, 2010 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2010 results, the fourth quarter 2010 and fiscal year 2011 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 14426614. A replay of the conference call will be available through November 10, 2010, by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International) and entering the passcode 14426614. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ third quarter 2010 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, two residential properties and three retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, DC, San Francisco and Princeton, NJ.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2010 and full fiscal year 2011, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$310,459	$291,602	$918,665	$889,983
Recoveries from tenants	45,646	51,901	135,530	154,130
Parking and other	15,850	15,883	47,570	51,240

Total rental revenue	371,955	359,386	1,101,765	1,095,353
Hotel revenue	8,016	6,650	22,290	20,108
Development and management services	6,439	9,754	34,267	26,601
Interest and other	1,814	1,513	5,641	2,275

Total revenue	388,224	377,303	1,163,963	1,144,337

Expenses
Operating:
Rental	128,041	129,020	376,310	377,611
Hotel	6,194	5,418	17,551	16,249
General and administrative	18,067	19,989	62,537	55,941
Acquisition costs	1,893	—	1,893	—
Interest	97,103	77,090	285,887	234,653
Depreciation and amortization	81,133	78,181	245,608	242,556
Loss (gain) from suspension of development	—	—	(7,200)	27,766
Losses from early extinguishments of debt	—	16	8,221	510
Gains from investments in securities	(731)	(1,317)	(253)	(1,924)

Total expenses	331,700	308,397	990,554	953,362

Income before income from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	56,524	68,906	173,409	190,975
Income from unconsolidated joint ventures	11,565	6,350	26,940	11,096
Gains on sales of real estate	—	2,394	2,734	9,682

Net income	68,089	77,650	203,083	211,753
Net income attributable to noncontrolling interests:
Noncontrolling interests in property partnerships	(889)	(1,114)	(2,557)	(2,315)
Noncontrolling interest - common units of the Operating Partnership	(8,712)	(9,662)	(25,841)	(27,776)
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	—	(307)	(351)	(1,324)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(820)	(772)	(2,548)	(2,734)

Net income attributable to Boston Properties, Inc.	$57,668	$65,795	$171,786	$177,604

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.41	$0.47	$1.23	$1.38

Weighted average number of common shares outstanding	139,595	138,641	139,215	128,452

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.41	$0.47	$1.23	$1.38

Weighted average number of common and common equivalent shares outstanding	140,193	139,225	139,874	128,835

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$10,015,347	$9,817,388
Construction in progress	1,003,508	563,645
Land held for future development	754,120	718,525
Less: accumulated depreciation	(2,243,265)	(2,033,677)

Total real estate	9,529,710	9,065,881
Cash and cash equivalents	1,270,074	1,448,933
Cash held in escrows	300,771	21,867
Investments in securities	7,911	9,946
Tenant and other receivables, net of allowance for doubtful accounts of $1,831 and $4,125, respectively	113,655	93,240
Related party note receivable	270,000	270,000
Accrued rental income, net of allowance of $2,987 and $2,645, respectively	421,008	363,121
Deferred charges, net	300,882	294,395
Prepaid expenses and other assets	42,391	17,684
Investments in unconsolidated joint ventures	792,434	763,636

Total assets	$13,048,836	$12,348,703

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$2,813,338	$2,643,301
Unsecured senior notes, net of discount	2,872,058	2,172,389
Unsecured exchangeable senior notes, net of discount	1,759,490	1,904,081
Unsecured line of credit	—	—
Accounts payable and accrued expenses	199,534	220,089
Dividends and distributions payable	81,068	80,536
Accrued interest payable	84,689	76,058
Other liabilities	104,914	127,538

Total liabilities	7,915,091	7,223,992

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 140,137,321 and 138,958,910 shares issued and 140,058,421 and 138,880,010 shares outstanding in 2010 and 2009, respectively	1,401	1,389
Additional paid-in capital	4,424,711	4,373,679
Earnings in excess of dividends	58,051	95,433
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(19,530)	(21,777)

Total stockholders’ equity attributable to Boston Properties, Inc.	4,461,911	4,446,002
Noncontrolling interests:
Common units of the Operating Partnership	609,454	617,386
Property partnerships	6,728	5,671

Total equity	5,078,093	5,069,059

Total liabilities and equity	$13,048,836	$12,348,703

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands, except for per share amounts)
	(unaudited)
Net income attributable to Boston Properties, Inc.	$57,668	$65,795	$171,786	$177,604
Add:
Noncontrolling interest - redeemable preferred units of the Operating Partnership	820	772	2,548	2,734
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	—	307	351	1,324
Noncontrolling interest - common units of the Operating
Partnership	8,712	9,662	25,841	27,776
Noncontrolling interests in property partnerships	889	1,114	2,557	2,315
Less:
Gains on sales of real estate	—	2,394	2,734	9,682
Income from unconsolidated joint ventures	11,565	6,350	26,940	11,096

Income before income from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	56,524	68,906	173,409	190,975
Add:
Real estate depreciation and amortization (2)	107,300	108,975	331,973	337,565
Income from unconsolidated joint ventures	11,565	6,350	26,940	11,096
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	1,724	1,731	5,176	3,990
Noncontrolling interest - redeemable preferred units of the Operating Partnership	820	772	2,548	2,734

Funds from operations (FFO) attributable to the Operating Partnership	172,845	181,728	524,598	532,912
Less:
Noncontrolling interest - common units of the Operating
Partnership’s share of funds from operations	21,998	23,278	67,280	72,863

Funds from operations attributable to Boston Properties, Inc.	$150,847	$158,450	$457,318	$460,049

Our percentage share of funds from operations - basic	87.27%	87.19%	87.17%	86.33%

Weighted average shares outstanding - basic	139,595	138,641	139,215	128,452

FFO per share basic	$1.08	$1.14	$3.28	$3.58

Weighted average shares outstanding - diluted	141,654	140,686	141,335	130,295

FFO per share diluted	$1.07	$1.13	$3.26	$3.56

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $81,133, $78,181, $245,608 and $242,556, our share of unconsolidated joint venture real estate depreciation and amortization of $26,602, $31,262, $87,739 and $96,436, less corporate-related depreciation and amortization of $435, $468, $1,374 and $1,427 for the three months and nine months ended September 30, 2010 and 2009, respectively.

BOSTON PROPERTIES, INC.

PROJECTED 2011 RETURNS ON OPERATING PROPERTY ACQUISITIONS

(dollars in thousands)

	Bay Colony Corporate Center	The John Hancock Tower & Garage
Base rent and recoveries from tenants	$19,372	$69,185
Straight-line rent	417	12,623
Fair value lease revenue	(698)	8,904
Parking and other	—	16,407

Total rental revenue	19,091	107,119
Operating Expenses	11,227	45,011

Revenue less Operating Expenses	7,864	62,108
Interest expense	9,397	36,360
Fair value interest expense	(4,887)	(3,925)
Depreciation and amortization	12,000	49,000

Net loss	$(8,646)	$(19,327)
Add:
Interest expense	9,397	36,360
Fair value interest expense	(4,887)	(3,925)
Depreciation and amortization	12,000	49,000

Unleveraged FFO (1)	$7,864	$62,108
Less:
Straight-line rent	(417)	(12,623)
Fair value lease revenue	698	(8,904)

Unleveraged Cash	$8,145	$40,581
Purchase Price	$185,000	$930,000
Estimated closing and other costs	600	3,900

Total Unleveraged Investment	$185,600	$933,900
Unleveraged FFO Return (1)	4.2%	6.7%
Unleveraged Cash Return (2)	4.4%	4.3%

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. Unleveraged FFO excludes, among other items, interest expense, which may vary depending on the level of corporate debt or property-specific debt. Unleveraged FFO Return is also a non-GAAP financial measure that is determined by dividing (A) Unleveraged FFO (based on the projected results for the year ending December 31, 2011) by (B) the Company’s Total Unleveraged Investment. Management believes projected Unleveraged FFO Return is a useful measure in the real estate industry when determining the appropriate purchase price for a property or estimating a property’s value. When evaluating acquisition opportunities, management considers, among other factors, projected Unleveraged FFO Return because it excludes, among other items, interest expense (which may vary depending on the level of corporate debt or property-specific debt), as well as depreciation and amortization expense (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). Other factors that management considers include its cost of capital and available financing alternatives. Other companies may compute FFO, Unleveraged FFO and Unleveraged FFO Return differently and these are not indicators of a real estate asset’s capacity to generate cash flow.

(2)	Unleveraged Cash Return is a non-GAAP financial measure that is determined by dividing (A) Unleveraged Cash (based on the projected results for the year ending December 31, 2011) by (B) the Company’s Total Unleveraged Investment. Other real estate companies may calculate this return differently. Management believes that projected Unleveraged Cash Return is also a useful measure of a property’s value when used in addition to Unleveraged FFO Return because, by eliminating the effect of straight-lining of rent and the treatment of in-place above- and below-market leases, it enables an investor to assess the projected cash on cash return from the property over the forecasted period.

Management is presenting these projected returns and related calculations to assist investors in analyzing the Company’s proposed acquisitions. Management does not intend to present this data for any other purpose, for any other period or for its other properties, and is not intending for these measures to otherwise provide information to investors about the Company’s financial condition or results of operations. The Company does not undertake a duty to update any of these projections. There can be no assurance that the acquisitions will be completed on the terms or schedule currently contemplated, or at all, or that actual returns will not differ materially from these projections.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2010	December 31, 2009
Greater Boston	87.7%	89.6%
Greater Washington, DC	97.8%	95.5%
Midtown Manhattan	97.6%	95.4%
Princeton/East Brunswick, NJ	82.5%	81.7%
Greater San Francisco	92.9%	91.1%

Total Portfolio	93.4%	92.4%

	% Leased by Type
	September 30, 2010	December 31, 2009
Class A Office Portfolio	93.7%	92.8%
Office/Technical Portfolio	85.5%	83.4%

Total Portfolio	93.4%	92.4%